EX-10.44

                           NU SKIN INTERNATIONAL, INC.
                                NU SKIN USA, INC.
                               SUBLEASE AGREEMENT

This Sublease Agreement ("Lease") is entered into and made effective this 1st day of January 1998 (the "Effective Date") by and between Nu Skin International, Inc. ("Lessor"), having a place of business at 75 West Center Street, Provo, Utah 84601 and Nu Skin USA, Inc. ("Lessee"), having a place of business at 75 West Center Street, Provo, Utah 84601. The Lessor and Lessee may be hereinafter referred to individually as a "Party" or collectively as the "Parties."

                                    RECITALS

A. Lessor is the lessee of the premises described below, having space for sublease on such premises; and

         B. Lessee desires to lease space from Lessor in such premises on the terms and conditions hereafter set forth.

                                    AGREEMENT

In consideration of the mutual covenants contained herein, the Parties agree as follows:

1.       Leased Space.

         A. Lessor hereby leases to Lessee certain office, warehouse, distribution, and other related space collectively hereinafter referred to as "Space") in the amounts of square footage and located in the office buildings as set forth on Exhibit "A" attached hereto. As of the Effective Date, the occupied area used by Lessee consists of approximately 114, 123 sq. ft. of Space.

         B. The Space shall be used for the purposes set forth in Exhibit B hereto.

2.       Term.

         A. The initial term ("Term") of this Lease shall be for a period of 5 years commencing on the Effective Date and continuing year-to-year thereafter. This Lease shall renew automatically for subsequent terms of 1 year, unless either Party notifies the other in writing at least ninety (90) days prior to the expiration of the initial or any renewal Term(s).

         B. Lessee shall surrender the Space to Lessor immediately upon termination or expiration of this Lease.

3.       Rent.

         A. During the first year of the Term hereof, Lessee shall pay an annual rent of $1,744,135.00 (the "Annual Rent"). The Annual Rent reflects a blended per square foot rental amount of US$15.28 per square foot. The Annual Rent shall be satisfied through monthly payments of $US 145,344.58, due and payable on the first day of each month.

         B. Effective as of January 1, 1999 and as of each January 1 thereafter during the Term of this Lease and any renewals thereof, the Annual Rent Asahi be adjusted in accordance with changes in the Consumer Price Index. The Consumer Price Index shall mean the average for "all items" shown on the "United states city average for urban wage earners and clerical workers, all items, groups, sub-groups, and special groups of items as promulgated by the Bureau of Labor Statistics of the United States Departments of Labor." using the period 1982-1984 as a base of 100.

         C. In no event, however, shall the Annual Rent be less than $1,744,000.00 ($ 15.28/blended sq. ft.) nor more than
                  $2,000,000.00 ($ 17.52/blended sq. ft.). In the event that the Consumer Price Index is substantially revised, an adjustment shall be made in the revised Consumer Price Index which would produce results equivalent, as nearly as possible, to those which would have been obtained if the Consumer Price Index shall become unavailable to the public because publication discontinuation or otherwise, then the Prorates shall agree to an alternative measurement.

         D. In the event Lessee should fail to pay any installment of rent or any other sum due under this Lease with 30 days after such sum is due, Lessee shall pay to Lessor, as additional rent, a late charge equal to 10 percent of each installment or sum. Waiver of the late charge equal to 10 percent of each installment or sum. Waiver of the late charge with respect to any installment or sum shall not be deemed to constitute a waiver with respect to any subsequent installment or sum so due.

4.       Use.

         A. In addition to being used for the purposes specified in Exhibit "B" attached hereto, Lessee shall comply with the Rules and Regulations attached hereto as Exhibit "C" and with all rules, regulations, ordinances, statues, and other lawful requirements of governmental agencies, consistent with Lessee's use thereof.

         B. Lessee shall not use or permit the Space to be used for any purpose(s) other than those set forth in this Lease and the Exhibits hereto. Lessee shall neither permit on the Space any activity, including any act, sale or storage of any substance that may be prohibited under standard forms of fire insurance policies, nor use the Space for any such purpose. In addition, no use shall be made or permitted to be made that shall result in:

                  1.       The use or storage of  hazardous  materials or waste;
                  2.       Public or private nuisance that may disturb the quiet
                           enjoyment of other tenants in the buildings;
                  3.       Improper,  unlawful,  or objectionable use, including
                           sale, storage, or preparation of food, alcoholic beverages, or materials generating an odor on the Space; or
                  4.       Noises or vibrations that may disturb other tenants.

5.       Security Deposit.

No deposit is requested and no deposit has been made.

6.       Abandonment.

Lessee shall not vacate or abandon the Space, or any portion thereof, at any time during the Term of the Lease. If Lessee does vacate or abandon the Space (or any portion thereof) of is dispossessed by process of law, any personal property belonging to Lessee and left in or on the Space shall be deemed abandoned at the option of Lessor and shall become the property of Lessor.

7.       Taxes.

Lessor shall pay real property taxes and assessments associated with the Space during the Term of this Lease.

8.       Utilities, Other Costs.

         A. Lessor shall pay all charges for water, sewer, garbage removal, power and gas.

         B. Lessor shall provide for Space and common area janitorial service and maintain the Space in a clean and orderly manner.

         C. Lessor shall ensure the removal of snow in the parking and walkway areas during applicable seasons., lessor shall further keep walkways salted and free from snow buildup.

         D. Lessor shall provide office furniture, equipment (including reasonable computer, printing and photocopying equipment), and office supplies that may be reasonably requested by Lessee and in accordance with Lessor's polices with respect to its business operations in the Space. Less shall have access to all facilities and services available within the Space at no additional cost to Lessee.

9.       Alterations, Modifications and Repairs.

         A. Lessee shall maintain the Space in a reasonable and well kept and shall not alter, repair or change the Space including, but not limited to addition of cables, electrical wires, etc., that may damage walls, without prior, express, and written consent of Lessor.

         B. All alterations, improvements, and changes that Lessee may desire shall be done either by or under the direction of Lessor, and at the expense of Lessor and shall become the property of Lessee and remain on the Space.

         C. All damage or injury done to the Space by Lessee, its agents or employees, or any person who may be in or on the Space with the consent of Lessee shall be paid for be Lessee.

         D. Lessee shall, at the termination of the Lease, surrender the Space to Lessor in as good condition or the same condition as when entered upon by Lessee excepting ordinary wear and tear.

         E. Lessor shall be responsible for making all routine repairs, maintaining the landscape and performing routine maintenance. Lessee shall permit Lessor and Lessor's agent to enter the Space at all reasonable times to inspect and maintain the building and Space, make repairs, alternation, or additions to the Space, or any portion of the building, including the erection of scaffolding, props or other mechanical devices, to post notices or non-liability for alternations, additions or repairs.

10.      Insurance.

The Parties shall each obtain and keep in force during the Term of this Lease, a policy of comprehensive general liability insurance naming the other Party as an additional insured.

11.      Assignment and Sublease.

         A. Lessee shall not assign any rights or duties under this Lease nor sublet the Space or any part of the Space nor allow any other person to occupy or use the Space without the prior, express, and written consent of lessor. A consent to one assignment, sublease or occupation or use by any other person shall not be consent to any subsequent assignment, sublease, or occupation or use by another person. Any assignment or subletting without consent shall be void.

         B. This Lease shall not be assignable without the written consent of both Parties.

12.      Breach or Default.

         A. The occurrence of any one or more of the following events shall constitute a material default in breach of this Lease by
                  Lessee:

                  1. Vacation or abandonment of the Space, including, but not limited to, any absence of Lessee from the Space for 30 business days or longer.

                  2. Failure by Lessee to make any payment required under this Lease as and when due, where such failure shall continue for a period of 30 days after written notice form Lessor.

                  3. Failure by Lessee to observe or to perform any of the covenants, conditions, or provisions of this Lease, other than the making of any payment, where such failure shall continue for a period of 60 days after notice of such failure from Lessor or such additional period of time as is reasonably necessary to cure such failure, provided Lessee diligently prosecutes such cure.

         B. In the event of any default by Lessee, in addition to any other remedies available to Lessee at law or in equity, Lessee shall have the immediate option to terminate this Lease and all rights of Lessee under this Lease.

         C. In the event of any such default by Lessee, Lessor shall also have the right, adhering to applicable legal processes, with or without terminating this Lease, to re-enter the Space and remove all persons and property from the Space. Such property may be removed and stored in a public warehouse or elsewhere at the cost of or on the account of Lessee.

         D. In the event of any such default by Lessee, Lessor shall also have the right, adhering to applicable legal processes, with or without terminating this lease, to reenter the Space and to relet it.

         E. In the event of any default by Lessor, which default shall remain uncured after 30 days' notice to Lessor, Lessee shall have all rights and remedies provided by applicable law, including, but not limited to , rights of offset against the Annual Rent, injunctive relief and other equitable and legal remedies.

13.      Indemnification.

         A. Lessee shall indemnify, defend, and hold Lessor harmless from any and all claims and damages (including reasonable attorney fees and costs) arising from Lessee's use of the Space or the conduct of its business or from any activity, work or thing done, permitted or suffered by Lessee, in or about the Space and/or the buildings in which the Space is located, unless caused by the negligent acts of Lessor or Lessor's agents or employees.

         B. Each Party Lessee shall indemnify, defend, and hold the other harmless from any and all claims and damages (including reasonable attorney fees and costs) arising from their respective breach or default in any of the terms or conditions of this Lease, or arising form any act of negligence, fault, or omission of their respective agents, employees or invitees, and from and against any and all cost, reasonable attorney fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought on such claim.

14.      General.

         A. Governing Law. It is agreed that this Lease shall be governed by, construed, and enforced in accordance with the laws of the State of Utah.

         B. Waivers. Waivers by Lessor of any breach of any covenant or duty of lessee under this Lease is not a waiver of a breach of any other covenant or duty of Lessee. or of any subsequent breach of the same covenant of duty.

         C. Entire Agreement. This Lease shall constitute the entire agreement between the Parties. Any prior understanding or representation of any kind preceding the date of this Lease shall not be binding upon either Party except to the extent incorporated in this Lease Agreement.

         D. Assignment/Modification of Agreement. Any assignment or other modification of this Lease or additional obligation assumed by either Party in connection with this Lease shall be binding only if evidenced in writing signed by each Party.

         E. Notices. All notices, demands, or other writing in this Lease to be given, made or sent or which may be given, made or sent be either Party to the other, shall be deemed to have been fully given , made, or sent when made in writing and either personally delivered or deposited in the United States mail, return receipt requested, and addressed as follows:

         TO LESSOR:     At the address set forth at the beginning of this Lease.
         TO LESSEE:     At the address set forth at the beginning of this Lease.

         F. Invalidity. The invalidity or illegality of any provision of this Lease shall not affect the remaining provision of this Lease.

IN WITNESS WHEREOF, the Parties hereto have executed this Lease on the Effective Date above written.

NU SKIN INTERNATIONAL, INC.                 NU SKIN USA, INC.

By:   /s/ Steven J. Lund                    By:   /s/Keith R. Halls
Name: Steven J. Lund                        Name: Keith R. Halls
Its:  Executive Vice President              Its:  Vice President

                                    EXHIBIT A

                        LOCATION AND DESCRIPTION OF SPACE

One Nu Skin Plaza
75 West Center Street
Provo, Utah 84601

                              Common      Sub
                   Space       Area      Total    %Allocation     Total
                   ------     ------     -----    -----------     ------
                   17,942     8,016                               25,958

Kress Building
40 South 100 West
Provo, Utah 84601
                              Common      Sub
                   Space       Area      Total    %Allocation     Total
                   ------     ------     -----    -----------     ------
                   1,315        501                                1,816

Distribution Center
275 East 1325 South
Provo, Utah 84606

                              Common      Sub
                   Space       Area      Total    %Allocation     Total
                   ------     ------     -----    -----------     ------
                   74,215     12,024                              86,349

                                    EXHIBIT B

                                    PURPOSES

         Name of Building/Space                           Permitted Uses
         ----------------------                           --------------

One Nu Skin Plaza                                         Office Space
75 West Center Street
Provo, Utah 84601

Kress Building                                            Office Space
40 South 100 West
Provo, Utah 84601

Nu Skin Distribution Center                               -Office Space
275 East 1325 South                                       -Packaging/Shipping
Provo, Utah 84606                                          Center

                                    EXHIBIT C

Lessee agrees to comply fully with the following rules and regulations and with such reasonable modifications of and additions to such rules and regulations as lessor may make from time to time.

Any sign, lettering, picture, notice, or advertisement installed within the Space that is visible to the public from within the building shall be installed in such a manner and be of such character and style as Lessor shall approve in writing. No sign, lettering, picture, notice, or advertisement shall be placed on any outside window or in a position to be visible from outside the building.

Lessee shall not advertise the business, profession, or activity of Lessee conducted in the building in any manner that violates any code of ethics adopted by an recognized association or organization pertaining to the business, profession, or activity, shall not use the name of the building for any purpose other than that of the business address of Lessee.

Lessee shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, or stairways in or about the building, nor shall Lessee place objects against doors or windows that would be unsightly from the building's corridors or from the exterior of the building.

No animals or pets or bicycles or other vehicles shall be brought or permitted to be in the building or the Space.

Lessee shall not make excessive noises, cause disturbances or vibrations, or use or operate any devices that emit loud sound or air waves that may disturb or annoy other tenants or occupants of the building or that would interfere with the operation or any device or equipment or radio or television broadcasting or reception from or within the building or elsewhere.

Lessee shall not make any room-to-room canvass to solicit business from other tenants of the building.

Lessee shall not create any odors that may be offensive to other tenants or occupants of the building.

The building is a no-smoking building and Lessee shall not, nor allow its invitees to smoke while in the building or Space.

Lessee shall not waste electricity, water, or air conditioning, and shall cooperate fully with Lessor to assure the most efficient operation of the building's heating and air conditioning system. Lessee shall not adjust any controls other than room thermostats installed for Lessee's use. Lessee shall not tie, wedge, or otherwise fasten open any water faucet or outlet. Lessee shall keep all corridor doors closed.

No additional locks or similar devices shall be attached to any door and no locks shall be changed without lessor's prior written consent.

Lessee assumes full responsibility for protecting the Space from theft, robbery, and pilferage. Except during Lessee's normal business hours, Lessee shall keep all doors to the Space locked and other means of entry to the Space closed and secure.

No peddlers, solicitors, or beggars shall be allowed in the building, and if present, shall be reported by Lessee to Lessor.

No person not employed, contracted for, or approved by Lessor shall perform any window washing, cleaning, repairing, janitorial, decorating, painting, or other services or work in or about the Space.

Lessee shall not in any manner deface or injure the building.

Lessee shall not bring into the building or the Space inflammables such as gasoline, kerosene, naphtha, and benzene, or explosives, or any other articles or any intrinsically dangerous nature. If by reason of the failure of Lessee to comply with the provisions of this paragraph, any insurance premium payable by Lessor for all or any part of the building shall at any time be increased, Lessor shall have the option either to terminate the Lease Agreement or to require lessee to make immediate payment of the amount of such increase.

Lessee shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigeration or heating device or air conditioning apparatus, or carry on any mechanical business in or about the building or Space.

Lessee shall be responsible for the observance of all of the rules and regulations by Lessee's employees, agents, clients, customers, invitees, and guests, Lessor shall not be responsible for any violation of the rules and regulations by other tenants of the building and shall have no obligation to enforce the rules and regulations against other tenants.

The work "Building" as uses herein means the building of which the Space is a part.

HIGH RISE                                                $32 PER SQ FOOT

USA HIGH RISE SQUARE FOOTAGE                                      25,958

RENT (INCLUDES SPACE, UTILITIES, EQUIPMENT)
         SPACE-$14.00 PER SQUARE FOOT                            363,412
         UTILITIES-$3.5 PER SQUARE FOOT                           90,853
         PROPERTY TAXES-$1.70 PER SQUARE FOOT                      4,413
         FURNITURE & FIXTURES-$12.80 PER SQUARE FOOT             332,262
                                                                 -------
                                                                 790,940

USA KRESS BUILDING SQUARE FOOTAGE                                  1,816

RENT (INCLUDES SPACE, UTILITIES, EQUIPMENT)
         SPACE - $10 PER SQUARE FOOT                              18,160
         UTILITIES - $3.5 PER SQUARE FOOT                          6,356
         PROPERTY TAXES - $1.70 PER SQUARE FOOT                    3,087
         FURNITURE & FIXTURES - $12.80 PER SQUARE FOOT            23,245
                                                                 -------
                                                                  50,848

USA DISTRIBUTION CENTER SQUARE FOOTAGE                            86,349

RENT (INCLUDES SPACE, UTILITIES, EQUIPMENT)
         SPACE- $3.5 PER SQUARE FOOT                             302,222
         UTILITIES - $3.5 PER SQUARE FOOT                        302,222
         PROPERTY TAXES - $1.70 PER SQUARE FOOT                  146,793
         FURNITURE & FIXTURES - $1.75 PER SQUARE FOOT            151,111
                                                                 -------